                                  Law Offices
                           DRINKER BIDDLE & REATH LLP
                      Philadelphia National Bank Building
                              1345 Chestnut Street
                          Philadelphia, PA 19107-3496
                           Telephone: (215) 988-2700
                              Fax: (215) 988-2757




                                                       February 23, 1999
Pegasus Communications Corporation
5 Radnor Corporate Center
Suite 454
100 Matsonford Road
Radnor, PA  19087





Ladies and Gentlemen:

         We have acted as counsel to Pegasus Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), registering an aggregate of 5,421,330 shares of the Company's Class A Common Stock, par value $.01 per share (the "Shares").

         In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-laws of the Company, resolutions of the Company's Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate. This opinion is based exclusively on the General Corporation Law of the State of Delaware.

         In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

         On the basis of the foregoing, we are of the opinion that the Shares, when issued and paid for as contemplated by the Registration Statement, have been validly issued and are fully paid and non-assessable by the Company.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act.


                               Very truly yours,

                               /s/ Drinker Biddle & Reath LLP
                               DRINKER BIDDLE & REATH LLP